Exhibit 5.1

April 25, 2007

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Oscient Pharmaceuticals Corporation (“Oscient” or the “Company”), a Massachusetts corporation, in connection with the registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of up to $10,000,000 aggregate principal amount of its 3.50% Senior Convertible Notes due 2011 (the “New Notes”) that the Company will offer for cash. The New Notes will be issued pursuant to an Indenture (the “Indenture”) by and between the Company and US Bank National Association, as Trustee (the “Trustee”). The Registration Statement also registers an indeterminate number of shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), into which the New Notes are convertible (the “Conversion Shares”), as well as the estimated number of shares of Common Stock that may be issued by the Company in the event the Company elects to pay additional interest on the New Notes in Common Stock instead of cash (“Interest Shares”).

In connection with this opinion, we have examined the Registration Statement and Indenture, which has been filed with the Commission as an exhibit to the Company’s Registration Statement of Form S-1, as amended (File No. 333-141309) (the “Original Registration Statement”). We have also examined originals or copies, certified or otherwise, identified to our satisfaction, of documents and records and have made investigation of fact and examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting our investigation, we have relied, without independent verification, on the accuracy of certificates of public officials, offers and representatives of the Company and other appropriate persons.

In rendering the opinions set forth below, we have assumed that the Indenture is the valid and binding obligation of the Trustee.

The opinions expressed herein are limited to matters governed by The Commonwealth of Massachusetts, the State of New York and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1. When (a) the Registration Statement shall be effective in accordance with Rule 462(b) under the Securities Act, and (b) the New Notes shall have been issued, executed, authenticated and delivered in accordance with the Indenture and delivered as described in the Original Registration Statement and the Prospectus contained in the Original Registration Statement (the “Prospectus”) in exchange for cash, then the New Notes thus issued will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When (a) the Registration Statement shall be effective in accordance with Rule 462(b) under the Securities Act, (b) the New Notes shall have been issued, executed, authenticated and delivered in accordance with the Indenture and delivered as described in the Original Registration Statement and Prospectus in exchange for cash, and (c) the Conversion Shares shall have been issued upon the conversion of the New Notes in accordance with the Indenture, then the Conversion Shares thus issued will have been duly authorized, validly issued, fully paid and non-assessable. Furthermore, in the event the Company elects to make additional interest payments to holders of New Notes in Interest Shares in accordance with the Indenture, the Interest Shares thus issued will have been duly authorized, validly issued, fully paid and non-assessable.

Our opinions set forth above are subject of (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and secured parties, (b) general principles of equity and (c) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ ROPES & GRAY LLP

Ropes & Gray LLP